NIQ Insider Trading Policy Policy Owner: Deputy Chief Legal Officer Policy Approver: Chief Legal Officer Issuing Function: Legal This Policy Applies To: Global NIQ Original Release Date: July 23, 2025 Last Update: July 23, 2025

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 2 Contents 1. Purpose .................................................................................................................. 4 2. Scope and Applicability ........................................................................................ 4 a. Persons Subject to This Policy ...................................................................................................... 4 b. Transactions Subject to This Policy............................................................................................... 4 3. Definitions .............................................................................................................. 5 4. Policy ...................................................................................................................... 6 a. Roles and Responsibilities ............................................................................................................ 6 Policy Owner ................................................................................................................................. 6 Workforce ..................................................................................................................................... 6 b. Statement of Policy ....................................................................................................................... 6 c. Definition of Material Nonpublic Information .................................................................................. 7 Material Information ...................................................................................................................... 7 Nonpublic Information ................................................................................................................... 8 d. Transactions Under Company Plans ............................................................................................. 8 Share Option Exercises ................................................................................................................ 8 Restricted Shares and Similar Awards .......................................................................................... 8 Employee Share Purchase Plan ................................................................................................... 9 401(k) Plan ................................................................................................................................... 9 e. Transactions with NIQ ................................................................................................................... 9 f. Transaction in Mutual Funds and Other Broad-Based Indices ...................................................... 9 g. Transactions Not Involving a Purchase or Sale ............................................................................. 9 h. Special and Prohibited Transactions ............................................................................................. 9 Short-Term Trading ..................................................................................................................... 10 Short Sales ................................................................................................................................. 10 Publicly Traded Options .............................................................................................................. 10 Hedging Transactions ................................................................................................................. 10 Margin Accounts and Pledged Securities .................................................................................... 10 Standing and Limit Orders .......................................................................................................... 11 i. Rule 10b5-1 Trading Plans ......................................................................................................... 11 General ....................................................................................................................................... 11 Required Provisions of Rule 10b5-1 Trading Plans ..................................................................... 11

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 3 j. Trading Window and Pre-Clearance Procedures ........................................................................ 12 k. Post-Termination Transaction ..................................................................................................... 12 l. Assistance .................................................................................................................................. 12 5. Non-Compliance Reporting ................................................................................ 13 6. Consequences of Violation ................................................................................ 13 Addendum to Insider Trading Policy ........................................................................... 14 a. Background ................................................................................................................................. 14 b. Pre-Clearance Procedures .......................................................................................................... 14 c. Quarterly Trading Restrictions ..................................................................................................... 14 d. Event-Specific Trading Restrictions ............................................................................................ 15 e. Exceptions .................................................................................................................................. 15 Annex 1 – Policy Update History .................................................................................. 16

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 4 1. Purpose This Insider Trading Policy provides guidelines with respect to transactions in the securities of NIQ and the handling of confidential information about NIQ and the companies with which NIQ does business. This Policy is adopted by NIQ’s Board of Directors (the “Board of Directors”) with such changes by the NIQ’s Policy Owner as deemed necessary or appropriate to carry out the intent of the Policy to promote compliance with U.S. federal and state securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing such material nonpublic information to other persons who may trade on the basis of that information, commonly known as “tipping.” In addition, it is the policy of NIQ to comply with all applicable securities laws when transacting in its own securities. 2. Scope and Applicability This Policy is a Global Policy. This Policy applies to NIQ and its sites, business areas and Workforce. If any part of this Policy cannot be followed due to restrictions under applicable local laws and regulations, please contact Ethics and Compliance (Compliance.Inbox@smb.nielseniq.com). Any inconsistencies or conflict between the content of this Policy and applicable local legislation, rules or regulations will be resolved in the latter’s favor. a. Persons Subject to This Policy This Policy applies to the Workforce. The same restrictions that apply to the Workforce also apply to (i) family members who reside with them, (ii) anyone else who lives in their household, (iii) any family members who do not live in their household but whose transactions in NIQ Securities (as defined below) are directed by them or are subject to their influence or control (such as parents or children who consult with them before they trade in NIQ Group Securities), and (iv) family trusts, family partnerships and similar entities controlled by them or any person described in clauses (i)-(iii) (collectively, “Other Covered Persons”). Directors, officers, employees, and other Workforce members are responsible for transactions by Other Covered Persons and for informing them of this Policy. NIQ may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material nonpublic information. Any such other persons will be notified by the Policy Owner. b. Transactions Subject to This Policy This Policy applies to transactions in NIQ’s securities, including its common shares, options to purchase common shares, restricted share units, or any other type of security or instrument that NIQ may issue, including, but not limited to, preferred shares, debt, Corporation loans, convertible debt and warrants, as well as to derivative securities relating to any of the Corporation’s securities, whether or not issued by the Corporation or settled in cash or securities (collectively, “NIQ Securities”), other than transactions that are expressly excluded from this Policy as set forth herein. This Policy also applies to trading in securities of companies with which NIQ does business, such as NIQ’s customers or suppliers, and those of companies that are involved in potential transactions or business relationships with NIQ, including

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 5 those with which NIQ may be negotiating major transactions, such as an acquisition, investment, or sale of assets (each such company referred to in this sentence, an “Other Relevant Issuer,” and, collectively, “Other Relevant Issuers”). 3. Definitions Where the below terms appear and are used in this Policy, they are defined as follows: Term Definition Ethics and Compliance the global Ethics and Compliance function of NIQ’s Legal department. Legacy GfK the legacy GfK entities. Legacy NIQ the legacy NIQ entities. Managers Workforce members with responsibility and oversight for the work of another Workforce member who is a hierarchical subordinate. NIQ or NIQ Group NIQ Global Intelligence plc. and any subsidiary that is wholly or partially owned whether directly or indirectly, including Legacy NIQ and Legacy GfK entities. Policy Approver the head of the function issuing a particular policy. Policy Owner the nominated Workforce member responsible for the management of a particular Policy. Policy this NIQ Insider Trading Policy. Reporting Channels a Workforce member’s Manager, any member of NIQ management, a Workforce member’s Human Resources representative, the Legal department, Ethics and Compliance (nielseniq.integrity@smb.nielseniq.com) and the NIQ Ethics Hotline. NIQ Ethics Hotline the reporting tool hosted by a third-party provider to allow for confidential and anonymous (where local law permits) communication online or (where available) via telephone, available at https://nielseniqhelpline.ethicspoint.com. Workforce individuals who perform work or otherwise provide services to NIQ, such as but not limited to directors, officers, employees (Legacy GfK employees included), interns, apprentices, trainees and other equivalent forms of personnel employed by NIQ, whether onsite or remote.

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 6 4. Policy a. Roles and Responsibilities Policy Owner The Policy Owner is responsible for the overall management of this Policy, as further set out in the NIQ Policy on Policies. NIQ’s Chief Legal Officer or such other employee as is designated by the Chief Legal Officer will serve, in consultation with the Chief Legal Officer, as the Policy Owner for the purposes of this Policy, and in such role, will be responsible for the administration of this Policy. In the absence of the Policy Owner, another employee designated by the Policy Owner (or, if the Policy Owner is unavailable, by the Chief Legal Officer, and, if the Chief Legal Officer is unavailable, by the Chief Financial Officer) will be responsible for administration of this Policy. All determinations and interpretations by the Policy Owner or her or his delegate will be final and not subject to further review. Workforce All Workforce members are required to read, abide by and apply this Policy. In addition, Managers are required to enforce this Policy and ensure that the Workforce members they manage know and abide by this Policy. Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about NIQ and not to engage in transactions in NIQ Securities or Other Relevant Issuer’s securities while in possession of material nonpublic information. Each individual is responsible for making sure that she or he complies with this Policy, and that any family member, household member, or entity whose transactions are subject to this Policy, as discussed above, also complies with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of NIQ, the Policy Owner, employee or any other Workforce member or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. Persons subject to this Policy could be subject to severe legal penalties and disciplinary action by NIQ for any conduct prohibited by this Policy or applicable securities laws, as described below in more detail under the heading “Consequences of Violations.” b. Statement of Policy A director, officer, employee or other Workforce member of NIQ or its subsidiaries (or any other person designated as subject to this Policy) who is aware of material nonpublic information relating to NIQ may not directly or indirectly through Other Covered Persons: (a) engage in transactions in NIQ Securities, except as otherwise specified in this Policy; (b) engage in transactions in any Other Relevant Issuer’s securities if they are aware of material, nonpublic information relating to that Other Relevant Issuer that they obtained in the course of their role with NIQ; (b) pass material nonpublic information on to others or recommend to anyone the purchase or sale of any securities when they are aware of such information;

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 7 (c) disclose material nonpublic information to persons within NIQ whose jobs do not require them to have that information, or anyone outside of NIQ, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with NIQ’s policies regarding the protection or authorized external disclosure of information regarding NIQ; or (d) assist anyone engaged in the above activities in violation of this Policy. In addition, this policy applies to material nonpublic information about a company with which NIQ does business, including a customer or supplier of NIQ. A director, officer, employee or other Workforce member of NIQ or its subsidiaries (or any other person designated as subject to this Policy) may not trade in that company’s securities until the information becomes public or is no longer material. c. Definition of Material Nonpublic Information Material Information Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect NIQ’s share price, whether it is positive or negative, should be considered material. In addition, information not material to NIQ may nevertheless be material to an Other Relevant Issuer (and vice versa), and the same information may be material to NIQ and one or more Other Relevant Issuers. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, the following are some examples of information that ordinarily could be regarded as material: (a) Financial results for a recently completed fiscal quarter or year, or preliminary financial results for any such period; (b) projections of future earnings or losses, or other financial guidance; (c) changes to previously announced earnings guidance, or the decision to suspend earnings guidance; (d) a pending or proposed merger, acquisition or tender offer; (e) a pending or proposed acquisition or disposition of a significant asset; (f) a pending or proposed joint venture or licensing arrangement; (g) an NIQ restructuring; (h) a change in dividend policy, the declaration of a share split or an offering of additional securities; (i) bank borrowings or other financing transactions; (j) the establishment of a repurchase program for NIQ Securities; (k) a change in NIQ’s pricing or cost structure;

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 8 (l) a change in management; (m) pending or threatened significant litigation, or the resolution of such litigation; (n) significant regulatory developments; (o) impending bankruptcy or the existence of severe liquidity problems; (p) significant cybersecurity breaches; (q) the gain or loss of a significant customer or supplier; and (r) the imposition of a ban on trading in NIQ Securities or the securities of another company. Nonpublic Information Information that is not generally known or available to the public is generally considered to be nonpublic information. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through newswire services, a broadcast on widely-available internet, radio or television programs, publication in a widely-available newspaper, magazine or news website or public disclosure documents filed with or furnished to the Securities and Exchange Commission that are available on the Securities and Exchange Commission’s website. By contrast, information would generally not be considered widely disseminated if it is available only to NIQ’s employees or Workforce. Once information is widely disseminated, it is still necessary to afford the investing public sufficient time to absorb the information. As a general rule, information is considered nonpublic until the end of the first full trading day after the information is released. For example, if NIQ announces financial earnings after market close on Monday or before trading begins on a Tuesday, the first time a director, officer, employee or other Workforce member can buy or sell NIQ Securities is generally the opening of the market on Wednesday (assuming she or he is not aware of other material nonpublic information at that time). However, if NIQ announces earnings after trading begins on that Tuesday, the first time a director, officer, employee or other Workforce member can buy or sell NIQ Securities is generally the opening of the market on Thursday (again assuming she or he is not aware of other material nonpublic information at that time). Depending on the particular circumstances, NIQ may determine that a longer or shorter period should apply to the release of specific material nonpublic information. d. Transactions Under Company Plans Share Option Exercises This Policy does not apply to the exercise of a share option acquired pursuant to an NIQ equity incentive plan or to a transaction in which a person has elected to have NIQ withhold shares subject to an option award to satisfy tax withholding requirements. This Policy does, however, apply to any sale of shares as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of or taxes associated with an option. Restricted Shares and Similar Awards This Policy does not apply to the vesting of restricted shares, the settlement of restricted share units, or similar awards or to a transaction in which there is an election to have NIQ withhold shares to satisfy tax

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 9 withholding requirements upon the vesting of any restricted shares or the vesting or settlement of any restricted share unit. This Policy does apply, however, to any market sale of shares received upon settlement of any restricted share unit or similar award. Employee Share Purchase Plan This Policy does not apply to periodic purchases under an NIQ employee share purchase plan, if such plan exists, that are made as the result of an election made at the beginning of the purchase period. This Policy would apply, however, to an initial decision to participate in the plan or a decision to increase the level of contribution in a subsequent purchase period. It would also apply to any sales of shares purchased under the plan. 401(k) Plan This Policy does not apply to purchases of NIQ Securities in NIQ’s 401(k) plan as a result of periodic contributions made pursuant to payroll deduction. The Policy does apply, however, to initial elections to participate, and increases or decreases in the level of participation, in an NIQ shares fund and transfers in or out of a NIQ shares fund (including in connection with a plan loan). e. Transactions with NIQ Any purchase of NIQ Securities from NIQ or sales of NIQ Securities to NIQ not already identified in Section 8 are not subject to this Policy. f. Transaction in Mutual Funds and Other Broad-Based Indices Transactions in mutual funds and other broad-based indices that are invested in NIQ Securities are not transactions subject to this Policy. g. Transactions Not Involving a Purchase or Sale Bona fide gifts of securities are not subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the NIQ’s securities at a time when the transferor is aware of material, nonpublic information, or the person or entity making the gift is subject to the trading restrictions specified under the heading, “Trading Window and Pre-Clearance Procedures” of this Policy and the sale by the recipient of NIQ’s securities occurs during a “blackout period.” For the avoidance of doubt, the pre-clearance procedures set forth in the Addendum shall apply to any gifts of securities, transfers or contributions of securities to a family trust or other entity, and transfers of securities among family members. h. Special and Prohibited Transactions NIQ has determined that the following transactions present a heightened legal risk and the potential appearance of improper or inappropriate conduct. It is therefore NIQ’s policy that the persons identified below may not engage in any of the following transactions:

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 10 Short-Term Trading Short-term trading of NIQ Securities may be distracting to the person engaging in such trades and may unduly focus such person on NIQ’s short-term performance instead of NIQ’s long-term objectives. For these reasons, any director or officer of NIQ who purchases NIQ Securities may not sell any NIQ Securities of the same class during the six months following the purchase (or vice versa). In addition, Section 16(b) of the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) requires the disgorgement of “short-swing” profits realized by executive officers and directors from any non-exempt matching transactions conducted within a six-month period. Short Sales Short sales of NIQ Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value and therefore have the potential to signal to the market that the seller lacks confidence in the NIQ’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the NIQ’s performance. For these reasons, persons covered by this Policy are prohibited from engaging in any short sales of NIQ Securities. In addition, Section 16(c) of the Exchange Act prohibits executive officers and directors from engaging in certain short sales. Short sales arising from certain types of hedging transactions are also governed by the paragraph below captioned “Hedging Transactions.” Publicly Traded Options Given the relatively short term of publicly traded options, transactions in options may create the appearance that a director, officer, employee or other Workforce member is trading based on material nonpublic information and focus such individual’s attention on short-term performance at the expense of NIQ’s long-term objectives. Accordingly, persons covered by this Policy are prohibited from engaging in any transactions in put options, call options or other derivative securities on an exchange or in any other organized market. Hedging Transactions Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, employee or other Workforce member to continue to own NIQ Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, such individual may no longer have the same objectives as NIQ’s other shareholders. Therefore, persons covered by this Policy are prohibited from engaging in any such transactions. Margin Accounts and Pledged Securities Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in NIQ Securities, persons covered by this Policy are prohibited from holding NIQ Securities in a margin account or otherwise pledging NIQ Securities as collateral for a loan. An exception may be granted, in the Policy Owner’s discretion, where an individual wishes to pledge NIQ Securities as collateral for a loan (not including margin debt) and

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 11 clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities. If an individual wishes to pledge NIQ Securities as collateral for a loan, she or he must submit a request for approval to the Policy Owner at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Standing and Limit Orders Standing and limit orders (except standing and limit orders under Rule 10b5-1 Trading Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer, employee or other Workforce member is in possession of material nonpublic information. NIQ therefore discourages placing standing or limit orders on NIQ Securities other than pursuant to Rule 10b5-1 Trading Plans. If a person subject to this Policy determines that they must use a standing order or limit order (other than pursuant to an approved Rule 10b5-1 Trading Plan), that person must contact the Policy Owner for clearance to place the order, which must be reviewed by the Policy Owner in her or his own discretion. i. Rule 10b5-1 Trading Plans General Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) provides an affirmative defense to allegations of insider trading liability. To be eligible to rely on the defense, a person seeking to rely on the defense: (a) must buy or sell securities pursuant to a contract, instruction or written plan for the purchase or sale of securities (each such contract, instruction or written plan, a “Trading Plan”) that meets all applicable legal requirements of Rule 10b5-1 (such a Trading Plan, a “Rule 10b5-1 Trading Plan”); (b) must have entered into the Rule 10b5-1 Trading Plan in good faith and at a time when the person is not aware of any material, nonpublic information; (c) must act in good faith with respect to the Rule 10b5-1 Trading Plan – among other things, this means that every amendment to the Rule 10b5-1 Trading Plan must be entered into in good faith; and (d) must satisfy the other conditions of Rule 10b5-1. Transactions that are made pursuant to a Rule 10b5-1 Trading Plan (including amendments thereof) that is approved in accordance with this Policy are permitted under this Policy; provided that the other conditions for the affirmative defense provided by Rule 10b5-1 and the requirements of this Policy are satisfied. For a Rule 10b5-1 Trading Plan to be compliant with this Policy, it may not be entered into during a “blackout period.” Required Provisions of Rule 10b5-1 Trading Plans For a Trading Plan adopted by a person other than the issuer of the security covered by the Trading Plan to qualify as a Rule 10b5-1 Trading Plan, such a Trading Plan must satisfy the following conditions: (a) The Trading Plan must specify the amounts and prices of securities to be purchased or sold as well as the dates on which the purchases or sales are to be made ahead of time (or

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 12 include a written formula or algorithm, or computer program, for determining such information) or must not permit the person for whose account purchases or sales of securities will be made under the Trading Plan (such person, the “Plan Owner”) to subsequently exercise any influence over how, when or whether to purchase or sell any securities covered by the Trading Plan (i.e. discretion on these matters is delegated to an independent third party under the Trading Plan); (b) The Trading Plan must provide for a period (a “cooling-off period”) after the adoption of the Trading Plan during which no trade may occur under the Trading Plan. For this purpose, the “adoption of a Trading Plan” includes any modification or change to the amount, price, or timing of trades under the Trading Plan; and (c) If the Trading Plan is a written plan and the Plan Owner is a director or officer of the issuer of the securities, the Trading Plan must include certain representations required by Rule 10b5-1. j. Trading Window and Pre-Clearance Procedures To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on the basis of inside information, the Board of Directors has adopted an Addendum to this Policy that applies to directors, executive officers subject to Section 16 of the Exchange Act, and other persons designated by the Policy Owner who have regular access to material nonpublic information about NIQ. NIQ will notify those individuals who are subject to the Addendum. The Addendum generally prohibits persons and entities covered by it from trading in NIQ Securities, except during the trading windows specified in the Addendum. Directors, executive officers subject to Section 16 of the Exchange Act and other designated persons also must pre-clear all transactions in NIQ Securities with the Policy Owner. In addition, from time to time, NIQ may be involved in activities—such as proposed acquisitions—that are material and that are known only by a few people at NIQ. For those individuals whose duties at NIQ cause them to be aware of such activity, the Policy Owner will notify them of an event-specific trading restriction and they will not be permitted to trade in NIQ Securities during such trading restriction. The existence of an event-specific trading restriction will not be widely announced and should not be communicated to anyone. Even if individuals are not notified of an event-specific trading restriction, they should not trade in NIQ Securities if they are aware of material nonpublic information. k. Post-Termination Transaction This Policy continues to apply to transactions in NIQ Securities even after termination of service to NIQ. If an individual is in possession of material nonpublic information when her or his service terminates, that individual may not trade in NIQ Securities until that information has become public or is no longer material. l. Assistance Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Policy Owner by emailing compliance.inbox@smb.nielseniq.com or

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 13 by contacting the persons listed on NIQ’s Ethics Hotline portal at https://secure.ethicspoint.com/domain/media/en/gui/74158/index.html. 5. Non-Compliance Reporting Workforce members who have observed behavior or activity that may suggest a breach of this Policy has occurred must report the details to the Policy Owner, Ethics and Compliance or via the Reporting Channels, and should make their Manager aware. 6. Consequences of Violation Workforce members who violate this Policy will be subject to appropriate employment consequences depending on the severity of violation. Severe violations may include termination of employment. NIQ may also pursue legal action to recover any costs suffered as a result of a breach of this Policy. Further, the purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in NIQ’s Securities, is prohibited by U.S. federal and state laws. Insider trading violations are pursued vigorously by the Securities and Exchange Commission, U.S. Attorneys and state enforcement authorities as well as foreign regulatory authorities. Punishment for insider trading violations is severe and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition to the formal sanctions summarized above, a violation of law, or even a Securities and Exchange Commission investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career.

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 14 Addendum to Insider Trading Policy a. Background NIQ has established additional procedures to assist in the administration of the Insider Trading Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information and to avoid the appearance of any impropriety. These additional procedures are applicable only to directors, executive officers subject to Section 16 of the Exchange Act, and other persons who are periodically designated by the Policy Owner or her or his delegate as being subject to these additional procedures (as well as their family members, household members and entities whose transactions are subject to the Insider Trading Policy) (collectively, “Covered Persons”). The Policy Owner will notify those individuals who are subject to this Addendum and maintains a list of these individuals. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of NIQ, the Policy Owner, employee or any other Workforce member or director pursuant to the Insider Trading Policy, including this Addendum (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. b. Pre-Clearance Procedures Covered Persons may not engage in any transaction in NIQ Securities at any time (other than as specified by the Insider Trading Policy, including this Addendum), even if not subject to a Blackout Period (as defined below), without first obtaining pre-clearance of the transaction from the Policy Owner. A request for pre-clearance should be submitted to the Policy Owner at least two trading days in advance of the proposed transaction. The Policy Owner is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then she or he should refrain from initiating any transaction in NIQ Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether she or he may be aware of any material nonpublic information about NIQ and should describe fully those circumstances to the Policy Owner. The requestor should also indicate whether she or he has effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5, if applicable. The requestor should also be prepared to comply with Rule 144 under the Securities Act of 1933, as amended, and file a Form 144, if necessary, at the time of any sale. After receiving clearance to engage in a trade from the Policy Owner, the requestor must complete the proposed trade within two trading days or make a new trading request. c. Quarterly Trading Restrictions Covered Persons may not engage in any transaction in NIQ Securities (other than as specified by the Insider Trading Policy, including this Addendum) during a “blackout period” beginning two weeks prior to the end of each fiscal quarter and ending after the first full trading day following the date of the public release of NIQ’s earnings results for that quarter (as calculated pursuant to Section 7.2 of the Insider

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 15 Trading Policy). In other words, these persons may only conduct transactions in NIQ Securities during the “window period” beginning on the day after the first full trading day following the public release of NIQ’s quarterly earnings and ending two weeks prior to the close of the next fiscal quarter. These dates are generally communicated by email to the Covered Persons. d. Event-Specific Trading Restrictions From time to time, an event may occur that is material to NIQ and is known by only a few directors, executive officers, employees, and/or other Workforce members. So long as the event remains material and nonpublic, such persons as designated by the Policy Owner, or her or his delegate may not trade NIQ Securities. In addition, NIQ’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Policy Owner, designated persons should refrain from trading in NIQ Securities prior to the commencement of the Blackout Period. In that situation, the Policy Owner may notify these persons that they should not trade in NIQ’s Securities without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to NIQ as a whole, and should not be communicated to any other person. Even if the Policy Owner has not designated a specific party as a person who should not trade due to an event- specific trading restriction, such party should not trade while aware of material nonpublic information. e. Exceptions The quarterly trading restrictions and event-specific trading restrictions described above do not apply to those transactions to which the Insider Trading Policy does not apply. Further, the requirement for pre- clearance, the quarterly trading restrictions and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 Trading Plans, described in the Insider Trading Policy under the heading “Rule 10b5-1 Trading Plans.”

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 16 Annex 1 – Policy Update History The below table documents updates made to this Policy. Date Description of change(s) made July 23, 2025  Original version Month DD, YYYY  Description Month DD, YYYY  Description Month DD, YYYY  Description Month DD, YYYY  Description Month DD, YYYY  Description

NIQ Internal Use Only. Written approval is required from the Policy Owner prior to distributing “Internal Use Only” information to third parties. © 2025 Nielsen Consumer LLC. All Rights Reserved. 17 © 2025 Nielsen Consumer LLC. All rights reserved. About NIQ NielsenIQ (NIQ) is a leading consumer intelligence company, delivering the most complete understanding of consumer buying behavior and revealing new pathways to growth. NIQ combined with GfK in 2023, bringing together two industry leaders with unparalleled global reach. Our global reach spans over 90 countries covering approximately 85% of the world's population and more than $7.2 trillion in global consumer spend. With a holistic retail read and the most comprehensive consumer insights—delivered with advanced analytics through state-of-the-art platforms—NIQ delivers the Full View™. For more information, please visit www.niq.com.